                                                                     EXHIBIT 3.1

                          CERTIFICATE OF AMENDMENT OF
                   THE RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               UNIONBANCORP, INC.


     UnionBancorp, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (hereinafter called the "GCL"), DOES HEREBY CERTIFY THAT:

     FIRST. The Board of Directors and stockholders of the Corporation have duly adopted resolutions setting forth the proposed amendments to the Restated Certificate of Incorporation of the Corporation, declaring said amendments to be advisable. The resolution setting forth the proposed amendments are as follows:

           RESOLVED, that it is advisable and in the Corporation's best interest to delete the first paragraph of Article IV of the Restated Certificate of Incorporation of the Corporation in its entirety and to substitute in lieu thereof the following new first paragraph of Article
      IV:

                                  "ARTICLE IV

      The total number of shares of capital stock which the corporation shall have the authority to issue is 10,000,000 shares of Common Stock, par $1.00 per share, and 200,000 shares of Preferred Stock, no par value per share."

     SECOND. The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the GCL.

Dated as of the 24th of July, 1996.



                                        \s\ R. Scott Grigsby
                                        --------------------------------------
                                        R. Scott Grigsby
                                        Chairman of the Board and President

ATTEST:

\s\ Charles J. Grako
- ---------------------------------
Charles J. Grako
Secretary/Treasurer

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               UNIONBANCORP, INC.

     UnionBancorp, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of UnionBancorp, Inc. at a meeting duly held, adopted resolutions regarding a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for a meeting of the stockholders of said corporation for consideration thereof.

     SECOND: That the stockholders of UnionBancorp, Inc. duly adopted a resolution to amend Article IV of the Restated Certificate of Incorporation of the corporation.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the Restated Certificate of Incorporation of UnionBancorp, Inc. be amended by deleting the first paragraph of Article IV of the Restated Certificate of Incorporation, and in lieu thereof, substituting the following paragraph:

                 "The total number of shares of capital stock which the
            corporation shall have the authority to issue is 2,000,000 shares of Common Stock, par value of $1.00 per share, and 200,000 shares of Preferred Stock, no par value per share."

     IN WITNESS WHEREOF, UnionBancorp, Inc. has caused this certificate to be signed by its Executive Vice President and attested by its Assistant Secretary this 1st day of March, 1994.
     UNIONBANCORP, INC.


                                        By:  \s\ Charles J. Grako
                                             ------------------------
                                             Charles L. Grako
                                             Executive Vice President

ATTEST:

By:   \s\ Charles L. Cassidy
      ----------------------
      Charles L. Cassidy
      Assistant Secretary

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               UNIONBANCORP, INC.

     This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation.


                                   ARTICLE I

     The name of the Corporation is

                               UNIONBANCORP, INC.


                                   ARTICLE II

     The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover County of Kent. The name of its registered agent. at such address is The Prentice-Hall Corporation System, Inc.


                                  ARTICLE III

      The nature of the business or purposes to be conducted or promoted is -

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     The total number of shares of capital stock which the corporation shall have authority to issue is 1,000,000 shares of Common Stock of the par value of $1.00 per share and 200,000 shares of Preferred Stock of no par value per share.

     The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of one or more series of Preferred Stock, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors.

     Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositaries shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.


                                   ARTICLE V

      The names and mailing addresses of the incorporators are as follows:



     Name                                          Mailing Address
- ----------                                         ---------------

     T. Earl McNamara                              202 Court Street
                                                   Streator, Illinois 61364


     John A. Berry                                 1014 Lowden Road
                                                   Streator, Illinois 61364


     D. Max G. Mason                               7 Ridge Road
                                                   Streator, Illinois 61364

     H. Dean Reynolds                              11 Groveland Avenue
                                                   Streator, Illinois 61364


     Glen Vissering                                1516 East Kent
                                                   Streator, Illinois 61364



                                   ARTICLE VI

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(i) to exercise all such powers and do all such acts as may be exercised or done by the corporation, subject to the provisions of the laws of the State of Delaware, this

     Certificate of Incorporation and the by-laws of the corporation, and

(ii) to make, alter or repeal any by-laws of the corporation; provided, however, that Section 5 of Article II of the by-laws, Sections 1, 2 and 3 of Article III of the by-laws and Section 1 of Article VIII of the by-laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holder of at least seventy percent (70%) of all shares of stock of the corporation then entitled to vote in the election of directors, considered for this purpose as one class.


                                  ARTICLE VII

     A director of the corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the corporation be liable to account to the corporation for any profit realized by him from or through any transaction or contract of the corporation by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the General Corporation Law of Delaware for authorization, approval or ratification of transactions or contracts between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest.



                                  ARTICLE VIII

     The corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify all persons who it may indemnify pursuant thereto.


                                   ARTICLE IX

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provision of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title

8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors, or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.


                                   ARTICLE X

     The number of directors of the corporation shall be fifteen, or such other number as may be determined from time to time by the affirmative vote of the holders of at least seventy percent (70%) of all shares of the corporation then entitled to vote in the election of directors, considered for this purpose as one class, or of at least two thirds of the directors of the corporation.

     Elections of directors need not be by written ballot unless the by-laws of the corporation so provide.

     The directors, other than those who may be elected by the holders of any class or series of stock having preference over the common stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the by-laws, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987, another class to hold office initially for a term expiring at the annual meeting of stockholders held in 1988, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the

Board of Directors shall shorten the term of any incumbent director.

     Subject to the rights of any class or series of stock having preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances, a director may be removed from office only for cause and only by the affirmative vote of the holders of seventy percent (70%) of all shares of stock of the corporation then entitled to vote in the election of directors, considered for this purpose as a single class.

                                   ARTICLE XI

     The affirmative vote of the holders of seventy percent (70%) of all shares of stock of the corporation then entitled to vote in the election of directors, considered for this purpose as one class, shall be required for any one of the following actions:

      (i) for the adoption of any amendment, alteration, change or repeal of Articles VI, X or XI of this Certificate of Incorporation;

      (ii) for the adoption of any agreement for the merger or consolidation of the corporation with or into any other corporation;

      (iii) to authorize any sale, lease or exchange of all or substantially all of the assets of the corporation; or

      (iv) to authorize the dissolution of the corporation.

The above voting requirement shall not be applicable to any one of the foregoing actions and any such action shall only require the affirmative vote of the holders of a simple majority of all shares of stock of the corporation then entitled to vote in the election of directors, considered for this purpose as one class, if the action shall been approved by two-thirds of all directors.

     The provisions of this Article XI shall not be applicable to any merger or consolidation of this corporation with or into any other corporation of which this corporation is the owner of at least 80% of the outstanding shares of each class of stock.


                                  ARTICLE XII

     Any action required or permitted to be taken by the holders of capital stock of the corporation must be effected at a duly called annual or special meeting of holders of capital stock of the corporation and may not be effected by any consent in writing by such holders.

                                  ARTICLE XIII

     No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such directors as a director; provided, however, that this Article XIII shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article XIII shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                                  ARTICLE XIV

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted to this reservation.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Section 245 of the General Corporation Law of the State of Delaware, as amended. This Restated Certificate of Incorporation has been signed by the President, and attested by the Secretary of UnionBancorp, Inc., this 13th of May, 1991.



                                        By:\s\ R. Scott Grigsby
                                           --------------------------------
                                               R. Scott Grigsby
                                               President


ATTEST:

\s\ Charles L. Cassady
- ------------------------
Charles L. Cassady
Secretary